EXHIBIT 10.15

ENTEROMEDICS INC.

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the “Agreement”) is dated as of [Date], by and between EnteroMedics Inc., a Delaware corporation (the “Company”), and [Name] (the “Holder”).

BACKGROUND

1. The Holder is a founder of the Company, and the Holder’s continued participation is considered by the Company to be important for the Company’s growth.

2. Effective as of [Date], the Company issued to the Holder and the Holder acquired from the Company [Number] (            ) shares of the Company’s Common Stock, $.01 par value (the “Shares”).

AGREEMENT

In consideration of the mutual covenants and representations herein set forth, the Company and the Holder agree as follows:

1.	Repurchase Option.

(a) The Shares (the “Repurchase Shares”) shall be subject to the right and option of the Company to repurchase such Repurchase Shares (the “Repurchase Option”) as set forth in this Section 1. In the event (i) the Holder shall voluntarily terminate Holder’s position as a director or executive officer of the Company or otherwise no longer is performing services at the direction of the Company’s Board of Directors, the Company’s Chief Executive Officer, or their successors and assigns, whether as (y) an employee or director or (z) as an advisor or consultant; provided, that if such services are provided as an advisor or consultant, the Holder has entered into a written consulting agreement with the Company in such form as authorized by the Board of Directors or Chief Executive Officer of the Company, or (ii) if then employed by the Company, the Company shall terminate the Holder’s employment for any reason (each a “Termination”), the Repurchase Option shall come into effect.

(b) Following a Termination, the Company shall have the right, as provided in subsection (c) hereof, to purchase from the Holder or his personal representative, as the case may be, the Repurchase Shares at a price of $.01 per share (the “Option Price”); provided, however, that such Repurchase Option shall lapse as to [1/48] of the Repurchase Shares as of the last day of each month following [Date], beginning with [Date]; provided further, that in no event shall any fractional share vest, but instead, all share calculations made for purposes of the vesting provisions set forth in this Section 1(b) shall be rounded up or down to the nearest whole share, and such rounded shares shall vest pursuant to the terms of this Section 1(b). Notwithstanding the foregoing, the

Holder shall have no right, title or beneficial interest in the Repurchase Shares prior to [Date], the date of Holder’s acquisition of the Repurchase Shares. Notwithstanding the foregoing, all Repurchase Shares shall automatically vest (and the Repurchase Option shall automatically terminate with respect to all such Repurchase Shares) upon the occurrence of all of the following events: (i) consummation of the merger, consolidation or sale of shares of capital stock or all or substantially all of the assets or of the Company whereby the shareholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the acquiring or surviving company, as the case may be (a “Change in Control”) and (ii) the Holder is subject to an Involuntary Termination (as defined below) within twelve (12) months after such a Change in Control. For purposes of this Section 1(b), “Involuntary Termination” shall mean (x) the involuntary discharge of the Holder by the Company for reasons other than for Cause (as defined below) or (y) the voluntary resignation of the Holder following (A) a change in the Holder’s position with the Company that materially reduces his or her level of authority or responsibility, (B) a reduction in the Purchaser’s base salary by more than ten percent (10%) or (C) receipt of notice that the Holder’s principal workplace will be relocated to a location other than the greater Minneapolis-St. Paul metropolitan area.

(c) Within 60 days following a Termination, the Company shall notify the Holder by written notice delivered or mailed as provided in Section 8 hereof, as to whether the Company wishes to purchase the Repurchase Shares pursuant to exercise of the Repurchase Option. If the Company elects to purchase the Repurchase Shares hereunder, it shall set a date for the closing of the transaction at a place and time specified by the Company or, at the Company’s option, such closing may be consummated by mail; all required documents shall be delivered in accordance with the provisions of Section 8 hereof. At such closing, the Company (or its assignee) shall tender payment for the Repurchase Shares, and the certificates representing the Repurchase Shares so purchased shall be canceled. The Option Price shall be payable in cash.

(d) Subject to the terms hereof, the Holder shall have all the rights of a shareholder with respect to the Repurchase Shares, including without limitation, the right to vote the Repurchase Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the Repurchase Option, there is (i) any stock dividend, stock split or other change in the Repurchase Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Holder is entitled by reason of the Holder’s ownership of the Repurchase Shares shall be deemed Repurchase Shares.

For purposes of this Section 1, “Cause” shall mean the following actions by the Holder: (i) fraud, misrepresentation, theft or embezzlement of Company assets; (ii) material intentional violations of law or Company policies; or (iii) the repeated failure of Holder to perform his duties as an executive officer of the Company as set forth by the Board of Directors; provided, however, that a termination for Cause pursuant to this subsection (iii) shall only be effective upon: (1) the Holder receiving written notice of Holder’s failure to perform his duties as an executive officer of the Company; and (2) a determination by the Board of Director’s that Holder failed to improve his work performance within thirty (30) days of receiving such notice.

2.	Restriction on Transfer.

(a) Except for the transfer of Repurchase Shares to the Company as contemplated herein, none of the Repurchase Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the termination of the Company’s Repurchase Option as set forth in Section 1.

(b) The Holder agrees in connection with the Company’s initial public offering of its equity securities pursuant to a registration statement filed under the Act not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any equity securities of the Company without the prior written consent of the Company or its underwriters, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such underwriters; provided that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

(c) The Company shall not be required (i) to transfer on its books any Repurchase Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Repurchase Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Repurchase Shares shall have been so transferred.

3. Legends. All certificates representing any of the Repurchase Shares subject to the provisions of this Agreement shall have endorsed thereon legends substantially in the following term:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) Any legend required to be placed thereon by applicable blue sky laws of any state.

4. Holder’s Representations. In connection with its purchase of the Shares, the Holder hereby represents and warrants to the Company as follows:

(a) Investment Intent: Capacity to Protect Interests. The Holder has acquired the Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Act. The Holder also represents that the entire legal and beneficial interest of the Shares has been acquired by, and will be held for, the Holder’s account only, and neither in whole or in part for any other person. The Holder as founder of the Company fully understands the Company’s plans, operations, and financial condition and has received all information the Holder has deemed appropriate to enable the Holder to evaluate the financial risk inherent in investing in the Shares.

(b) Residence. The Holder’s principal residence or business office is located at the address indicated beneath the Holder’s signature below.

(c) Economic Risk. The Holder realizes that the acquisition of the Shares is a highly speculative investment and involves a high degree of risk, and the Holder is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Holder’s investment.

(d) Restricted Securities. The Holder understands and acknowledges that the sale of the Shares has not been registered under the Act. The Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available, and the Company is under no obligation to register the Shares.

(e) Disposition under the Act. The Holder understands that the Shares are “restricted securities” within the meaning of Rule 144 promulgated under the Act; that the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of acquisition of the Shares, and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

(f) Further Limitations on Disposition. Without in any way limiting its representations set forth above, the Holder further agrees that the Holder shall in no event make any disposition of all or any portion of the Repurchase Shares unless and until (i) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement, (ii) the resale provisions of Rule 144(k) are available in the opinion of counsel to the Company or (iii) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Holder shall have furnished the Company with an opinion of the Holder’s counsel to the effect that such disposition will not require registration of such stock under the Act and (C) such opinion of the Holder’s counsel shall have been concurred in by counsel for the Company, and the Company shall have advised the Holder of such concurrence.

(g) Section 83(b) Election. The Holder understands that Section 83 of the Internal Revenue Code of 1986 (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Repurchase Shares pursuant to the Repurchase Option. In the event the Company has registered under the Exchange Act, “restriction” with respect to officers, directors and 10% shareholders also means the 6-month period during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act. The Holder understands that he may elect to be taxed at the time the Repurchase Shares are purchased rather than when and as the Repurchase Option or 6-month 16(b) period expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase and satisfying certain other requirements. The Holder acknowledges and understands that, even if the fair market value of the Repurchase Shares equals the amount paid for the Repurchase Shares, the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit A hereto. The Holder understands that failure to make this filing timely and to file a copy of such election with Holder’s federal income tax return for the year of the election and to supply the Company with a copy of the election, will result in the recognition of ordinary income by the Holder as the Repurchase Option lapses, or after the lapse of the 6-month 16(b) period, with the amount of such tax and ordinary income equal to the difference between the Purchase Price and the fair market value of the Repurchase Shares at the time such restrictions lapse.

THE HOLDER ACKNOWLEDGES THAT IT IS THE HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF THE HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE HOLDER’S BEHALF.

(h) Valuation of Shares. The Holder understands that the Shares have been valued by the Board of Directors for the purpose of this sale, and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. The Holder understands, however, that the Company can give no assurance that the price is in fact the fair market value of the Shares and that it is possible that the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a determination that the Shares had a value on the date of sale greater than the Purchase Price, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by the Holder, and there is no provision for the Company to reimburse him for that tax liability. The Holder assumes all responsibility for such potential tax liability.

5. Governing Law.

This agreement shall be governed by the laws of the State of Minnesota.

6. Attorneys’ Fees.

The prevailing party in any legal action, including an arbitration proceeding, arising out of this agreement shall be entitled, in addition to any other rights and remedies such party may have, to reimbursement for its expenses, including costs and reasonable attorneys’ fees.

7. Additional Actions.

The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this agreement.

8. Notices.

Any notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by regular or certified mail with postage and fees prepaid, addressed, if to Holder, at his address shown on the Company’s records and, if to the Company, at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days’ advance written notice to the other party.

9. Adjustment for Stock Split.

All references to the number of Repurchase Shares and the Purchase Price of the Repurchase Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the number or type of shares of stock (or other securities or other property) which may be made by the Company with respect to the Repurchase Shares after the date of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER	ENTEROMEDICS INC.

By:
Signature	Its:

Name:
Address:
SS #:

Signature Page to Stock Restriction Agreement

STATEMENT OF ELECTION UNDER

SECTION 83(b) OF THE INTERNAL REVENUE CODE

1.	Name, address and social security number of taxpayer:

Social Security Number:

2.	Description of property:

                     shares of Common Stock, $.01 par value, of EnteroMedics Inc. (the “Company”), a Delaware corporation.

3.	Date or dates property was transferred and taxable year in which election is made:

4.	Nature of the restrictions to which the property is subject:

5.	Fair market value at time of transfer:

6.	Amount paid:

7.	A copy of this Statement has been furnished to the Company for which taxpayer has performed services as an independent contractor or an employee, as the case may be.

FILE:	One copy of this Statement immediately with the Service Center where the taxpayer’s federal income tax return is filed (but in no event more than 30 days following purchase of the stock), one copy immediately with the Company and a third copy by attachment to taxpayer’s federal income tax return for the year.

SIGNED:
[Name]